UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2011
__________________________

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2011, American Apparel, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Delaware Secretary of State to increase the total number of shares of common stock (“Common Stock”) that the Company is authorized to issue from 120,000,000 to 230,000,000.  A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on June 21, 2011.  The following proposals were presented to a vote of the stockholders and received the votes indicated:

Proposal 1: Election of Class A Directors

To elect the following Class A directors to the Company’s Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert Greene	44,570,761	6,530,713	13,124,449
Allan Mayer	44,573,952	6,527,522	13,124,449

Proposal 2: Ratification of appointment of independent auditors

To ratify the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstain
63,738,176	380,752	106,995

Proposal 3: Amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 230,000,000 shares.

For	Against	Abstain	Broker Non-Votes
49,155,622	1,915,872	29,980	13,124,449

Proposal 4:  Advisory vote on executive compensation

To approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting (the “Proxy Statement”).

For	Against	Abstain	Broker Non-Votes
46,305,428	4,757,266	38,780	13,124,449

Proposal 5. Advisory vote on the frequency of future advisory votes on executive compensation

To vote on an advisory basis on whether future advisory votes on executive compensation should occur every year, every two years or every three years:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
44,151,550	1,966,307	4,899,164	84,453	13,124,449

In accordance with the stockholder voting results, in which every “3 Years” received the highest number of votes cast on the proposal regarding the frequency of future advisory votes on executive compensation, the Board has determined that future stockholder advisory votes on executive compensation will occur every three years.  Accordingly, the next stockholder advisory vote on executive compensation will be held at the Company’s 2014 annual meeting of stockholders.  The next required stockholder advisory vote regarding the frequency interval will be held in six years at the Company’s 2017 annual meeting of stockholders.

Proposal 6.  Approval of the Warrant Exercise Price Reset Proposal

To approve the Warrant Exercise Price Reset Proposal (as defined in the Proxy Statement).

For	Against	Abstain	Broker Non-Votes
49,149,254	1,892,575	59,645	13,124,449

Proposal 7.  Approval of the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan

To approve the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
43,806,468	7,251,059	43,947	13,124,449

Proposal 8.  Approval of the potential issuance to certain investors of up to 27,443,173 shares of Common Stock in connection with the Investor Purchase Right contemplated by the Investor Purchase Agreement and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Investor Purchase Agreement

To approve the potential issuance to certain investors of up to 27,443,173 shares of Common Stock upon the exercise of purchase rights under the Investor Purchase Agreement (as defined in the

Proxy Statement), and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Investor Purchase Agreement.

For	Against	Abstain	Broker Non-Votes
49,150,940	1,905,760	44,774	13,124,449

Proposal 9:  Approval of the potential issuance to Dov Charney of up to 40,313,316 shares of Common Stock pursuant to the Charney Purchase Agreement and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Charney Purchase Agreement

To approve the potential issuance to Dov Charney of up to 40,313,316 shares of Common Stock pursuant to the Charney Purchase Agreement (as defined in the Proxy Statement), and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Charney Purchase Agreement.

For	Against	Abstain	Broker Non-Votes
49,120,348	1,935,861	45,265	13,124,449

Item 9.01	Financial Statements and Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 27, 2011	/s/ Glenn A. Weinman
	Name:	Glenn A. Weinman
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation